UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 28, 2018

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ballantyne Strong, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 28, 2018 (the “Annual Meeting”). There were issued and outstanding and entitled to vote at the Annual Meeting 14,442,924 shares of common stock. There were present, in person or by proxy, 14,076,932 shares representing approximately 97.46% of the common stock issued and outstanding and entitled to vote. The matters set forth below were voted upon, with the results as indicated:

Proposal No. 1 – Election of Directors:

The Inspector of Elections certified the following vote tabulations for the seven nominees for election to the Board of Directors, all of whom were elected:

	For	Withheld	Broker Non-Votes
D. Kyle Cerminara	9,732,481	659,376	3,685,075
William J. Gerber	9,798,458	593,399	3,685,075
Jack H. Jacobs	9,781,085	610,772	3,685,075
Lewis M. Johnson	9,800,018	591,839	3,685,075
Charles T. Lanktree	9,795,957	595,900	3,685,075
Robert J. Roschman	9,727,846	664,011	3,685,075
Ndamukong Suh	9,733,700	658,157	3,685,075

Proposal No. 2 – Advisory Approval of Executive Compensation:

The Inspector of Elections certified the following advisory vote tabulations for the non-binding approval of the compensation of the Company’s Named Executive Officers, as described in the Company’s Proxy Statement:

For	Against	Abstain	Broker Non-Votes
8,677,856	1,704,515	9,486	3,685,075

Proposal No. 3 – Ratification of Appointment of Independent Auditors:

The Inspector of Elections certified the following vote tabulations for the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018:

For	Against	Abstain
13,964,969	83,577	28,386

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

	By:	/s/ D. Kyle Cerminara
D. Kyle Cerminara
Chairman and Chief Executive Officer

Date: November 29, 2018